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                                                                     EXHIBIT 4.2




                                TRUST AGREEMENT
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                                 TRUST AGREEMENT

                                TABLE OF CONTENTS

                                    ARTICLE I
                                  ESTABLISHMENT

SECTION                                                                      PAGE
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
Section 1.1    Establishment of Trust....................................      1
Section 1.2    Plan Qualification........................................      1

                                   ARTICLE II
                          ADMINISTRATION OF TRUST FUND

Section 2.1    General Administration....................................      1
Section 2.2    Contributions to Trust....................................      2
Section 2.3    Accounts..................................................      2
Section 2.4    Distributions from Trust..................................      2

                                   ARTICLE III
                              INVESTMENT DIRECTION

Section 3.1    Directed Trustee..........................................      3
Section 3.2    Named Fiduciary-Investment Direction......................      3
Section 3.3    Participant-Investment Direction..........................      3
Section 3.4    Short-Term Holdings Pending Instructions..................      4

                                   ARTICLE IV
                                POWERS OF TRUSTEE

Section 4.1    Directed Powers of the Trustee............................      4
Section 4.2    Discretionary Powers of the Trustee.......................      5
Section 4.3    Delegation................................................      5
Section 4.4    Delivery and Custody of Funds and Securities..............      5
Section 4.5    Voting....................................................      6

                                    ARTICLE V
                                   ACCOUNTINGS

Section 5.1    Valuation and Reports.....................................      6
Section 5.2    Approval of Account.......................................      6




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
                                   ARTICLE VI
                          COMPENSATION, FEES AND TAXES
SECTION                                                                      PAGE
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
Section 6.1    Trustee Compensation......................................      6
Section 6.2    Fees......................................................      7
Section 6.3    Method of Payment.........................................      7
Section 6.4    Taxes.....................................................      7

                                   ARTICLE VII
                        RESIGNATION OR REMOVAL OF TRUSTEE

Section 7.1    Resignation or Removal of Trustee.........................      7

                                  ARTICLE VIII
                 PROTECTION/LIMITATION ON LIABILITY FOR TRUSTEE

Section 8.1    Trustee's Protection......................................      8
Section 8.2    Reliance by Trustee.......................................      8
Section 8.3    Absence of Instructions...................................      8
Section 8.4    Indemnification by the Employer and Plan Administrator....      9

                                   ARTICLE IX
                            PROHIBITION OF DIVERSION

Section 9.1    Prohibition of Diversion..................................      9

                                    ARTICLE X
                     AMENDMENT AND TERMINATION OF THE TRUST

Section 10.1   Amendment.................................................     10
Section 10.2   Termination...............................................     10

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

Section 11.1    Relationship to Plan.....................................     10
Section 11.2    Nonalienation............................................     10
Section 11.3    Certification of Trust Agreement.........................     10
Section 11.4    Not A Party to Trust.....................................     10
Section 11.5    Governing Law............................................     11
Section 11.6    Definition of Employer...................................     11
Section 11.7    Titles...................................................     11
Section 11.8    Counterparts.............................................     11
Section 11.9    Severability.............................................     11
Section 11.10   Written Notice...........................................     11




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                                 TRUST AGREEMENT

         THIS AGREEMENT, made and entered into the 1st day of July, 1997, supercedes the previous Agreement of November 1, 1996 by and between Tractor Supply Company (the "Employer"), a Corporation having its principal office in Nashville, Tennessee, and Investors Bank & Trust Company (the "Trustee") .

                              W I T N E S S E T H:

         WHEREAS, the Employer has duly established the Tractor Supply Company 401(k) Retirement Plan, hereinafter called the "Plan", for certain of its employees and the employees of other adopting employers, if so provided in the Plan, and has authorized the creation of a Trust Fund to be administered under the Plan by the Trustee, to which Trust Fund contributions are to be made from time to time by the Employer and the other adopting employers, to be used for the exclusive benefit of its employees and their successors in interest in accordance with the provisions of the Plan and as hereinafter set forth; and

         WHEREAS, the Trustee is willing to serve as a directed trustee and to hold and administer such money and other property pursuant to the terms of the Plan and this Trust Agreement;

         NOW, THEREFORE, the Employer and the Trustee agree as follows:



                                    ARTICLE I
                                  ESTABLISHMENT

1.1 Establishment of Trust. The Employer hereby establishes the Trust to hold assets of the tax-qualified pension Plan, which will consist of amounts contributed or transferred to the Trustee, investments and proceeds thereof and earnings (minus losses) thereon, reduced by payments from the Trust as provided herein. If the plan ceases at any time and for any reason to be qualified under Section 401 (a) of the Internal Revenue Code of 1986, as amended ("Code"), the trust will not be made available, nor will it remain available, to the Employer. In addition, the Trust will not be made available, nor will it remain available, to any Employer who does not contribute 100% of the tax qualified Plan's assets to it, or who fails to maintain 100% of the Plan's assets within it; provided, however, that this restriction to the Employer does not apply to the following plan assets:

          (i) Plan assets held in trust by a Trustee other than Investors Bank & Trust Company.

          (ii) Plan assets held under an insurance company group annuity contract not issued to Investors Bank & Trust Company as Plan Trustee.

     The Trustee, by executing this Trust Agreement, accepts the Trust and agrees to administer the Trust as provided herein.

1.2 Plan Qualification. The Employer hereby represents that the Plan is a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and agrees to notify the Trustee if it has reason to believe the Plan has ceased or will cease to be so qualified. The Trustee will have no liability or responsibility for the validity, legal effect or tax qualification of the Plan.




                                   ARTICLE II
                          ADMINISTRATION OF TRUST FUND

2.1 General Administration. This Trust Fund shall be a part of the Plan and shall be administered by the Trustee for the exclusive purposes of providing benefits to Participants, as defined in the Plan, and their successors in interest and defraying reasonable expenses of administering the Plan, and shall be administered in accordance with the provisions of the Plan and of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Trustee, by executing this Trust Agreement, agrees to be bound by the terms of the Plan applicable to it and by the terms of this Agreement. The Employer hereby agrees to provide a copy of the Plan document to the


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
     Trustee; to notify the Trustee of any amendment to the Plan and to provide promptly a copy of such amendment to the Trustee.

2.2 Contributions to Trust. The Trustee will accept such cash contributions of cash or Employer Securities as defined by Code Section 409(1) made by or on behalf of Participants as it receives from time to time from the Employer, and such assets as may be transferred by Participants or by the trustee or custodian of another qualified plan or individual retirement account, if the Plan Administrator, as described in the Plan, has certified that such transfer is in accordance with the Plan.

     The Trustee will have no responsibility for determining the time or amount of any contribution to the Trust or enforcing the collection of any contribution. Also, the Trustee will have no responsibility for determining that contributions satisfy any applicable requirement of the Plan or law, including, but not limited to, the minimum contribution requirements of Code Sections 412 and 416. Also, the Trustee will have no responsibility for determining whether the amount of any contribution (or the portion of such contribution allocated to the account(s) of a Participant) is within any applicable limit, including, but not limited to, the limits imposed by Code Sections 401(k) and (m), 402(g), 404 and 415. The contribution or transfer of any amount to the Trustee hereunder constitutes a certification by the Employer and the Plan Administrator that such contribution or transfer is in accordance with the Plan.

2.3 Accounts. The Trustee will maintain such accounts or funds as are necessary for the Trustee to carry out its responsibilities under the Trust; and the Trustee will make credits to or charges against such accounts or funds as provided therein. The Trustee will not maintain records of individual Participant's accounts.

2.4 Distributions from Trust. The Trustee shall pay benefits, fees and/or dividends paid on Employer Securities, if any, from the Trust Fund only upon receipt of written direction from Diversified Investment Advisors, Inc. ("Diversified").

     Diversified will provide direction to the Trustee based on the written direction it receives from the Plan Administrator or a third party administrator, if authorized by the Plan Administrator. The Trustee shall rely on directions from Diversified and shall be under no duty to ascertain whether the directions are in accordance with the Plan.

     Upon receipt of a written notice from the Plan Administrator or a third party administrator, if authorized by the Plan Administrator, certifying that an amount is payable to a Participant or other person under the Plan, Diversified will give direction to the Trustee who will promptly pay such amount in accordance with the notice and will be fully protected in so doing. The Plan Administrator's notice will include all information necessary to enable Diversified to direct the Trustee to make such payment, including income tax withholding instructions and the account or accounts or investment fund or funds to be charged with such payments. The Plan Administrator's giving of a payment notice constitutes a certification from the Plan Administrator to the Trustee and Diversified that such payment is in accordance with the Plan, that the Plan Administrator has provided the Participant any and all notices and explanations required by law and that the Plan Administrator has properly obtained any waivers or consents of the Participant, the Participant's spouse or other distributee required by law. The Trustee will have no responsibility for the application of any payment by the recipient, for determining the rights or benefits of any person in the Trust or under the Plan, for the administration of the Plan, or for the adequacy of the Trust to meet all liabilities arising under the Plan. The Trustee shall have no responsibility for calculating or determining any amount to be distributed to a Participant and/or for compliance with any applicable requirements for distribution.




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
                                   ARTICLE III
                              INVESTMENT DIRECTION

3.1 Directed Trustee. The Trustee shall act only as a directed Trustee and shall exercise no discretion over the investment or distribution of the Trust Fund. The Trustee shall invest and reinvest the Trust Fund, without distinction between principal and income, in accordance with investment directions, as provided in this Article. Notwithstanding the foregoing, if the Plan (a) is a defined contribution individual account plan, not more than forty-nine percent (49%) of the Plan's assets shall be invested in Employer Securities; and (b) is a defined benefit pension plan, not more than ten percent (10%) of the Plan's assets shall be invested in Employer Securities. The Trustee will have no responsibility to question such instructions or directions and will have no responsibility or liability for compliance with any applicable requirements concerning Plan investments under the Plan or ERISA or for any loss or diminution in value which results from the choice of investments for the Trust Fund. Whenever the Trustee is permitted or required to act upon instructions or directions of the Named Fiduciary, Plan Administrator, or Participant, the Trustee will have no responsibility or liability for any action taken or omitted by the Trustee in reliance thereon.

     It is understood and agreed by the parties that although the Trustee will perform certain ministerial and custodial duties with respect to the assets held in Trust, such duties will be performed in the normal course by officers and other employees of the Trustee or by such other person or persons with whom the Trustee has contracted to perform services for it, all of whom may be unfamiliar with investment management, and that such duties will not include the exercise of any discretionary authority or other authority to manage and control assets comprising the Trust Fund.

3.2 Named Fiduciary-Investment Direction. Subject to Sections 3.3 and 3.4, the Trustee shall invest the Trust Fund pursuant to the written direction of the Plan's Named Fiduciary. The Trustee is authorized to take investment instructions from Diversified. Diversified will provide investment instructions to the Trustee based on the written direction it receives from the Plan's Named Fiduciary or the person authorized to act on behalf of the Named Fiduciary. The Employer will certify to Diversified the identity of the Named Fiduciary (and of any other person authorized to act on behalf of the Named Fiduciary for purposes of the Plan) and will provide specimen signatures of such person(s). The Trustee may assume that the authority of such person or persons continues unless Diversified is otherwise notified in writing. The Trustee will not be liable for or in any way obligated to inquire into the acts or omissions of a Named Fiduciary.

3.3 Participant-Investment Direction. If the Plan permits Participants to direct the investment of some or all of their Plan accounts, the Trustee will invest the Trust Fund pursuant to the Plan and the Participant's investment directions. Each Participant shall convey investment instructions to the Plan Administrator and the Plan Administrator shall transmit those instructions, in writing, promptly to Diversified. Diversified will then provide such investment instructions to the Trustee. The Employer and Diversified may agree, in a separate written agreement, to an alternative method of communicating Participant directed investments.

     Each Participant who has established a Schwab Personal Choice(TM) Retirement Account and completed a Limited Power of Attorney ("LPOA") is authorized by the Trustee to relay trading instructions direct to Charles Schwab & Co., Inc. ("Schwab"). The Trustees may revoke the LPOA at any time by giving written notice to Schwab.

3.4 Short-Term Holdings Pending Instructions. In the event the Trustee fails to receive proper direction with respect to the investment of any contribution made to the Plan, the Trustee may hold such assets without liability for interest for a reasonable length of time from the date of receipt; and, then, if proper instructions have still not been received, the Trustee shall invest such contribution in the Investors Bank & Trust Cash Reserve Fund, or any successor short-term investment fund with similar investment objectives. The Trustee may also hold assets awaiting distribution from the Plan for a reasonable length of time without liability for interest.




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
                                   ARTICLE IV
                                POWERS OF TRUSTEE

4.1 Directed Powers of the Trustee. The Trustee shall have the following powers and authority in the administration of the Trust; provided, however, that such powers and authority shall be exercised by the Trustee only upon the receipt of direction as provided in Article III:

     a) to deal with all or any part of the Trust assets, including the power to acquire and dispose of assets;

     b) to hold any part of the Trust Fund in cash for a reasonable time pending the investment or distribution thereof, without liability for interest;

     c) to enforce by suit or otherwise, or to waive its rights on behalf of the Trust, and to defend claims asserted against it or the Trust; however, the Trustee will not be required to institute or defend itself, the Plan or the Trust in any court or administrative proceeding unless it has first been indemnified to its satisfaction for the costs and expenses thereof;

     d) to compromise, adjust and settle any and all claims against or in favor of it or the Trust;

     e) to vote, or give proxies to vote, any stock or other security, and to waive notice of meetings; provided, however, that such rights shall be exercisable with respect to Employer Securities held as part of the Trust Fund only to the extent and in the manner set forth in the Plan or Operating Procedures;

     f) to oppose, or participate in and consent to the reorganization, merger, consolidation or readjustment of the finances or capitalization of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under deposit agreements;

     g) to invest or reinvest principal and income of the funds belonging to the Trust Fund in common or preferred stocks, including Employer Securities, mutual funds, bonds, or other securities, or limited partnership interests, or real or personal properties or interests therein, or any options, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or group annuity contracts which may include separate accounts issued by a legal reserve life insurance company authorized to do business in New York or to hold any reasonable amounts of such principal or income in cash;

     h) to execute such deeds, leases, contracts, bills of sale, notes, proxies and other instruments in writing as shall be deemed requisite or desirable in the proper administration of the Trust Fund;

     i) unless otherwise provided in the Plan, to cause all or any part of the money or other property of this Trust to be commingled with the money or other property of trusts created by others by causing such assets to be invested as part of any one or more collective investment funds or group trusts maintained by fiduciaries with respect to this Plan and Trust, including the Trustee. The declaration of trust under which each such collective investment fund or group trust is established and maintained, as from time to time amended, is hereby made a part of this Trust to the same extent as if its terms were set out in full herein;

     j) to sell for cash, to convert, redeem or exchange for other securities or other property, to tender securities pursuant to tender offers, or otherwise to dispose of any securities or other property at any time held by the Trustee;

     k) to exercise any conversion privilege, subscription or other rights incident to property in the Trust and to make payments incidental thereto;

     l) to do all acts and things, not specified herein, which it deems advisable to carry out the Trust; and generally to exercise any of the powers of an owner with respect to all or any part of the Trust.

4.2 Discretionary Powers of the Trustee. The Trustee shall have the following powers and authority in the administration of the Trust to be exercised in its sole discretion:

     a) to register or cause to be registered any securities held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity, to permit securities or other property to be held by or in the name of others, to hold any securities in bearer form and to deposit any securities or other property in a domestic depository, clearing corporation, or similar corporation; provided the requirements of Department of Labor Regulation 2550.404b-1 are met;

     b) to make, execute, and deliver as Trustee hereunder, any and all instruments in writing necessary or proper for the accomplishment of any of the powers referred to in Section 4.1 or in this Section 4.2;

     c) to employ suitable agents, advisers, and counsel and to pay their reasonable expenses and compensation as expenses of the Trust;

     d) to contract with another person or persons, related or unrelated to the Trustee, to perform any of the Trustee's duties hereunder, including, but not limited to, Trust Fund recordkeeping, provided that the expenses and compensation of such person or persons shall be an expense of the Trustee, and not an expense of the Trust;

     e) to bring, join in, or oppose any suits or legal proceedings involving the Trust where the Trustee may be adversely affected by the outcome, individually or as trustee, or where it is advised by counsel that such action is required on its part by ERISA or other applicable law provided that the Trustee shall promptly give written notice to the Employer and offer the Employer the right to control any such action as long as such action has not been initiated by the Employer or any of its affiliates;

     f) to receive all rents, issues, dividends, income, profits, and properties of every nature due the Trust Fund, and to hold or make distribution therefor in accordance with the terms of this Trust Agreement;

     g) to take any action committed to the Trustee's discretion by other provisions of this Agreement;

     h) generally to exercise such powers and to do such acts (exclusive of powers and acts involving investment management or otherwise committed to the discretion of Named Fiduciary or any other party hereunder) whether or not expressly authorized, which may be considered necessary or desirable by the Trustee for the protection of the Trust.

4.3 Delegation. In the management of the Trust Fund, the Trustee may employ agents and delegate to them such ministerial and limited discretionary duties as the Trustee shall see fit. As of the effective date of the Trust Agreement, the Trustee has appointed Diversified as the agent to which it has delegated certain duties. Also, as of the effective date of the Trust Agreement, the Trustee appoints the Employer as its authorized representative to which it has delegated the authority to sign on the Trustee's behalf all documents relating to the investment of Plan assets in any vehicle sponsored by or made available through Diversified and its affiliates.

4.4 Delivery and Custody of Funds and Securities. All settlements of transactions shall be carried out through the Trustee. The Trustee shall comply with applicable law as to such custody, including without limitation, Section 404(b) of ERISA (relating to location of indicia of ownership) and any regulations issued thereunder.

4.5 Voting. The Trustee shall forward all proxies, shareholder information calls for redemption, offer or exchange, subscription, reorganization or other proceedings affecting securities in the Trust Fund to the individual or entity holding voting power with respect to the securities involved and shall take action in respect thereto as directed; with respect to Employer Securities, the provisions of the Plan or Operating Procedures shall determine who has such voting power.


                                    ARTICLE V
                                   ACCOUNTINGS

5.1  Valuation and Reports.

     a) The Trustee will keep full accounts of all its receipts, disbursements and other transactions hereunder, and, annually, will determine the fair market value of the assets of the Trust as of the last day of the Plan Year. (If any Plan Year is less than a 12-month period, the Trustee shall make the same valuation as of the last day of said short Plan Year.) If any assets of the Trust Fund are invested in Employer Securities for which there is no readily ascertainable market value, the Employer shall supply the Trustee with a proper valuation. For purposes of such accounts, the fiscal year of the Trust will coincide with the Plan Year. Within a reasonable time after the end of the Plan Year, or within a reasonable time after its removal or resignation, or the termination of the Trust, the Trustee will render to the Plan Administrator an account of its administration of the Trust since the last previous such accounting.

     b) With the consent of the Trustee, the Plan Administrator or Employer may establish other valuation dates, and the Trustee will render to the Plan Administrator an account of the value of the Trust assets as of the current valuation date and, if requested, of its transactions hereunder since the preceding valuation date.

     c) The Trustee's records pertaining to the Trust Fund as to each Plan shall be open to inspection, copying and audits at reasonable times by the Plan Administrator and Diversified. No person other than the Plan Administrator will have the right to demand or receive any report or account from the Trustee. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties will be the Trustee, Diversified, and the Plan Administrator.

5.2 Approval of Account. To the extent permissible under applicable law, the written approval of any account by the Plan Administrator will be final and binding upon the Employer, the Participants and all persons who then are or thereafter become interested in the Trust, as to all matters and transactions stated or shown therein. The failure of the Plan Administrator to notify the Trustee or its duly appointed agent within 60 days of the Plan Administrator's objections (if any) to the account after the Trustee's sending of any account to the Employer will be the equivalent of written approval. If the Plan Administrator files any objections within such 60 day period with respect to any matters or transactions stated or shown in the account and the Plan Administrator and the Trustee cannot resolve the questions raised by such objections, the Trustee will have the right to have such questions settled by judicial proceedings. Nothing herein will deprive the Trustee of the right to have a judicial settlement of its accounts.


                                   ARTICLE VI
                          COMPENSATION, FEES AND TAXES

6.1 Trustee Compensation. There are currently no fees due the Trustee from the Plan. However, the Trustee reserves the right to impose and/or amend a fee schedule upon the giving of 90 days' advance written notice to the Employer.

6.2 Fees. All fees pursuant to Section 6.1 actually and properly incurred in the administration of the Trust Fund may be paid directly by the Employer. All fees not so directly paid by the Employer shall be paid from the assets of the Trust Fund.

6.3 Method of Payment. In order to provide for payment of any fees not paid directly by the Employer as provided in Section 6.2, the Trustee in its discretion may partially or fully liquidate any asset in the Trust Fund and shall not be liable for any loss occasioned thereby. Any fees of the Trustee which are not paid from the Trust for whatever reason will be the responsibility of the Employer. Any payment out of the Trust Fund of any of the fees authorized in this Article VI shall be deemed to be for the exclusive benefit of the Participants and their successors in interest.

6.4  Taxes.

     a) All real and personal property taxes, income taxes and other taxes of any and all kinds whatsoever upon or in respect of the Trust Fund hereby created or any money, income or property forming a part thereof, shall be paid directly from the assets of the Trust Fund following advance written notice to the Employer.

     b) The Trustee may assume that any taxes assessed on or in respect of the Trust Fund are lawfully assessed unless the Plan Administrator or the Employer shall in writing advise the Trustee that in the opinion of counsel for the Employer such taxes are not lawfully assessed. In the event that the Plan Administrator or Employer shall so advise the Trustee, the Trustee, if so requested by the Plan Administrator and suitable provision for their indemnity having been made, shall contest the validity of such taxes in any manner deemed appropriate by the Plan Administrator, Employer or counsel for the Employer. The word "taxes" in this Section 6.4 shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes assessed.

     c) In order to provide for payment of any taxes as provided in Section 6.4, the Trustee in its discretion may partially or fully liquidate any asset in the Trust Fund and shall not be liable for any loss occasioned thereby. Any payment out of the Trust Fund of any taxes authorized in this Article VI, shall be deemed to be for the exclusive benefit of the Participants and their successors in interest.

                                   ARTICLE VII
                                   RESIGNATION


7.1  Resignation or Removal of Trustee.

     a) The Trustee may resign at any time by giving at least 90 days' written notice to the Employer, and the Employer may remove the Trustee at any time by giving at least 90 days' written notice to the Trustee; in either case, the notice period may be reduced to such shorter period as the Trustee and the Employer agree upon. The Trustee's removal or resignation will be effective upon the last day of the notice period or, if later, the acceptance of the Trust by the successor Trustee. Until the effective date of the appointment of a successor Trustee, the incumbent Trustee will have full authority and responsibility to act as Trustee hereunder.

     b) The Trustee shall give the Employer at least 90 days' notice of its resignation upon the occurrence of any one of the following events:

          (i) The giving of notice of termination by either party to the Pension Services Agreement, if any, between Diversified and the Employer;

          (ii) The Employer or the Named Fiduciary directs that any Plan assets be invested in investments or investment vehicles not made available through or permitted by Diversified or one of its affiliates.

     c) When the Trustee's resignation or removal becomes effective, the Trustee will perform all acts necessary to transfer the assets of the Trust to its successor. However, the Trustee may reserve such portion of the trust assets as it may reasonably determine to be necessary for payment of its fees, if any, and any taxes and expenses; any balance of such reserve remaining after payment of such fees, taxes and expenses will be paid over to its successor.

     d) Resignation or removal of the Trustee will not terminate the Trust. In the event of any vacancy in the position of Trustee, whether by the resignation or removal of the Trustee, the Employer will appoint a successor Trustee and such appointment will become effective upon the acceptance of its office by the successor trustee. If the Employer does not appoint such a successor within 90 days after notice of resignation or removal is given, the Trustee may apply to a court of competent jurisdiction for such appointment. Each successor Trustee so appointed and accepting a Trusteeship hereunder will have all of the rights and powers and all of the duties and obligations of the original trustee under the provisions hereof. However, the Trustee may reserve such portion of the Trust assets as it may reasonably determine to be necessary for payment of its fees, if any, and any taxes and expenses; any balance of such reserve remaining after payment of such fees, taxes and expenses will be paid over to its successor.

     e) No Trustee will be liable or responsible for anything done or omitted to be done in the administration of the Trust before it became Trustee or after it ceases to be Trustee.

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                                  ARTICLE VIII
                 PROTECTION/LIMITATION ON LIABILITY FOR TRUSTEE

8.1 Trustee's Protection. The Trustee shall have no duty to take any action other than as herein specified, unless the Plan Administrator shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by it, or to defend or engage in any suit unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

8.2  Reliance by Trustee.

     a) The Trustee may rely upon any decision of the Plan Administrator purporting to be made pursuant to the terms of the Plan, and upon any information, statements, certifications or directions submitted by the Employer or the Plan Administrator (including statements concerning the entitlement of any Participant to benefits under the Plan or directions to make payments), and will not be bound to inquire as to the basis of any such decision or information or statements, and will incur no obligation or liability for any action taken or omitted by the Trustee in reliance thereon.

     b) Whenever the Trustee is permitted or required to act upon the instructions or directions of the Employer or Plan Administrator, the Trustee will be fully protected in not acting in the absence hereof.

     c) The Trustee may conclusively rely upon and shall be protected in acting in good faith upon any written representation or order from the Plan Administrator or any other notice, request, consent, certificate or other instrument or paper believed by the Trustee to be genuine and properly executed, or any instrument or paper if the Trustee believes the signature thereon to be genuine.

     d) The Trustee may consult with legal counsel (who may or may not be counsel for the Employer) concerning any questions which may arise with respect to its rights and duties hereunder, and the opinion of such counsel will be full and complete protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

8.3 Absence of Instructions. If the Trustee receives no instructions from the Plan Administrator or the Employer in response to communications sent to the Plan Administrator or the Employer at the last known address as shown on the books of the Trustee, the Trustee may make such determination with respect to distributions and other administrative matters arising under the Plan as it considers reasonable. Any determinations so made will be binding on all persons having or claiming any interest under the Plan or Trust, and the Trustee will incur no obligation or responsibility for any such determination made in good faith or for any action taken in pursuant thereof.

8.4  Indemnification by the Employer and Plan Administrator.

     a) The Employer shall indemnify and hold harmless the Trustee and its officers, directors, employees, shareholders, and agents (the "Indemnitees") from and against any losses, costs, damages, or expenses, including reasonable attorneys' fees, which the Indemnitees may incur or pay out by reason of (i) the Indemnitees acting in accordance with the directions of the Employer or Plan Administrator or failing to act in the absence of such certification or other information provided by the Employer or Plan Administrator; (ii) the Trustee's exercise and performance of its powers and duties hereunder, unless the same are determined to be due to the Trustee's gross negligence, bad faith, willful misconduct, breach of this Agreement, or of applicable law; or (iii) any (alleged or actual) action or inaction on the part of the Employer or Plan Administrator, unless such losses, costs, damages, or expenses arise out of the Trustee's gross negligence, bad faith, willful misconduct, breach of this Agreement, or of applicable law.

     b)   In addition, regardless of whether the Plan meets the requirements of
          Section 404(c) of ERISA, and regulations thereunder, if the Participant controls the investment of his or her account, the Employer shall indemnify and hold harmless the Indemnitees from and against any losses, costs, damages, or expenses, including reasonable attorneys' fees, which the Indemnitees may incur or pay out by reason of the Indemnitees' acting in accordance with a Participant's directions or failing to act in the absence of such directions or acting or failing to act in reliance on a Participant's instructions incorrectly conveyed by the Plan Administrator.

     c) The Employer further agrees to indemnify and hold harmless the Trustee for any losses, costs, damages, or expenses, including reasonable attorneys' fees, which the Indemnitees may incur or pay out by reason of any (alleged or actual) action or inaction on the part of any predecessor or successor Trustee.

     d) Any obligation to provide indemnification under this Agreement shall be expressly conditioned upon the Indemnitees providing written notice to the Employer of any pending or threatened action within a reasonable time after learning of such action and offering the Employer the right to control the defense of any such action as long as the Employer or any of its affiliates did not initiate such action.


                                   ARTICLE IX
                            PROHIBITION OF DIVERSION

9.1  Prohibition of Diversion.

     a) Except as provided in subparagraph (b) hereof, at no time prior to the satisfaction of all liabilities with respect to Participants and their successor in interest under the Plan shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their successors in interest or for defraying reasonable expenses of administering the Plan.

     b) The provisions of subparagraph (a) notwithstanding, contributions made by the Employer under the Plan shall be returned to the Employer under the following conditions:

          (i) if a contribution to the Plan (other than a multi-employer Plan) is made by mistake of fact, such contribution shall be returned to the Employer within one year of the payment of such contribution; and

          (ii) contributions to the Plan are specifically conditioned upon their deductibility under the Internal Revenue Code. To the extent a deduction is disallowed for any such contribution, it shall be returned to the Employer within one year after the disallowance of the deduction. Contributions which are not deductible in the taxable year in which made but are deductible in subsequent taxable years shall not be considered to be disallowed for purposes of this subsection.


                                    ARTICLE X
                     AMENDMENT AND TERMINATION OF THE TRUST

10.1 Amendment. Either the Trustee or the Employer may amend all or any part of the Agreement at any time provided, however, that any amendment shall not be effective until it has been agreed to and executed by both parties. Any such amendment may be retroactive if necessary or appropriate to qualify or maintain the Trust as a part of a plan and trust exempt from Federal income tax under Sections 401(a) and 501(a) of the Code, the provisions of ERISA, or other applicable law. Notwithstanding the foregoing, no amendment shall increase the duties or liabilities of the Trustee without the Trustee's consent; and, provided further, that no amendment shall divert any part of the Trust Fund to any purpose other than providing benefits to Participants and their successors in interest or defraying reasonable expenses of administering the Plan.

10.2 Termination. If the Plan is terminated in whole or in part, the Trustee shall distribute the Trust Fund or any part thereof in such manner and at such times as the Plan Administrator or its designee shall direct in writing. The Trust created hereunder will terminate upon the distribution or application of all the assets of the Trust Fund.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

11.1 Relationship to Plan. Unless the context of this Agreement clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan.

11.2 Nonalienation. Except as otherwise required in the case of any qualified domestic relations order within the meaning of Section 414(p) of the Code, the benefits or proceeds of any allocated or unallocated portion of the assets of the Trust Fund and any interest of any Participant or beneficiary arising out of or created by the Plan either before or after the Participant's retirement shall not be subject to execution, attachment, garnishment or other legal or judicial process whatsoever by any person, whether creditor or otherwise, claiming against such Participant or successor in interest. No Participant or successor in interest shall have the right to alienate, encumber or assign any of the payments or proceeds or any other interest arising out of or created by the Plan and any action purporting to do so shall be void. The provisions of this Section shall apply to all Participants and successors in interest regardless of their citizenship or place of residence.

11.3 Certification of Trust Agreement. Any person dealing with the Trustee may rely upon a copy of this Agreement and any amendments thereto certified to be true and correct by the Trustee.

11.4 Not a Party to Trust. If any contract issued by an insurance company shall form a part of the Trust assets, the insurance company shall not be deemed a party to this Trust Agreement. A certification in writing by the Trustee as to the occurrence of any event contemplated by this Trust Agreement or the Plan shall be conclusive evidence thereof and the insurance company shall be protected in relying upon such certification and shall incur no liability for so doing. With respect to any action under any such contract, the insurance company may deal with the Trustee as the sole owner thereof and need not see that any action of the Trustee is authorized by this Trust Agreement or the Plan.

11.5 Governing Law. The construction, validity and administration of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, except to the extent that such laws have been specifically superseded by ERISA.

11.6 Definition of Employer. As used in the Agreement, "Employer" means: (i) the employer specified in the Agreement and (ii) any other entity, maintaining the Plan, that is required to be aggregated with such employer under Code Sections 414 (b), (c), (m), or (o) and which has authorized such employer to act on its behalf for purposes of this Agreement. The term "Employer" shall include other adopting employers under the Plan, to the extent not inconsistent with the terms of the Plan.

11.7 Titles. The titles to sections of this Trust Agreement are placed herein for convenience of reference only, and the Trust Agreement is not to be construed by reference thereto.

11.8 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one instrument, which may sufficiently be evidenced by any counterpart.

11.9 Severability. If any provision of this Trust Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions thereof, and this Trust Agreement shall be construed and enforced as if such provisions had not been included.

11.10 Written Notice. Any written notice, demand, direction, or instruction given to the parties to this Agreement shall be duly given if mailed or delivered:

       a) to the Trustee, at Investors Bank & Trust Company, 89 South Street, Boston, MA 02111, Attention: Mr. George Sullivan or any other address as shall be specified by the Trustee in writing; and

       b) to the Employer, at the address indicated on the signature page hereto.

       A copy of any written notice, demand, direction, or instruction between the parties to the Agreement shall be sent to Diversified Investment Advisors, Inc., 4 Manhattanville Road, Purchase, NY 10577, Attention: Mr. Peter G. Kunkel.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties hereto, all on the day and year first above written.

                                             EMPLOYER

                                        By:  /s/ Daisy L. Vanderlinde
                                             -----------------------------------

                                             Address for receipt of notices:

                                             Tractor Supply Company

                                             320 Plus Park Boulevard

                                             Nashville, Tennessee 37217

Attest:

/s/ Gee Thurman
- -----------------------------------
Name

Benefit Coordinator
- -----------------------------------
Title

                                             TRUSTEE

                                        By:  /s/ Martin J. Sullivan
                                             ----------------------------------
                                             Vice President

Attest:

/s/ Rita A. Berry
- -----------------------------------
Name

Administrative Assistant
- -----------------------------------
Title